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                                                                   Exhibit 99.1


THIS AGREEMENT MADE AS OF THE 12TH DAY OF APRIL, 1996

BETWEEN:
                  IAS Communications, Inc., a US Corporation incorporated under the laws of the State of Oregon and having an office at #185 - 10751 Shellbridge Way, Richmond, B.C. Canada, V6X 2W8

                  (herein called "the Company")
                                                              OF THE FIRST PART

AND:

                  GREG RUFF residing at 6411 South Auer Street, Spokane, WA,
                  99223

                  (herein called "the Optionee")

                                                             OF THE SECOND PART

WHEREAS:

A. The Company is a reporting company incorporated under the laws of the State of Oregon,

 and

B.       The Optionee is an Employee of the Company.

NOW THEREFORE, THIS AGREEMENT WITNESSES that in consideration of other good and valuable consideration and the sum of $1.00 paid by the Optionee to the Company, the receipt and sufficiency of which is acknowledged by the Company, it is by and between the parties as follows:

         1. In this Agreement, the term "Share" or "Shares" shall mean one or more common shares without par value in the capital of the Company as constituted at the date of this Agreement.

         2. The Company hereby grants to the Optionee an irrevocable and non-assignable Option, subject to the provisions contained herein (the "Option") to purchase 50,000 Class A, voting Shares of the Company (the "Optioned Shares") at the price of $1.25 U.S. per Optioned Share.

         3. The Optionee agrees that 25% (12,500 shares) are free trading initially and also agrees not to sell in excess of 25% of the Optioned Shares within a 90 day period commencing on the date which the Securities and Exchange Commission declared the IAS Registration Statement effective. Therefore an additional 25% may be sold within 180 days and an additional 25% within 270 days. All stock certificates representing these option periods that are not qualified to become free trading upon the immediate exercise of this option will have legends on them reflecting their restriction.

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         4. The Optionee shall, subject to the terms hereof, having the right to exercise the Option in its entirety for a term ending at the close of business on April 24, 1996 (the Expiry Date). On the Expiry Date, the Option shall, subject to Paragraph 4 hereof, expire and terminate and be of no further force or effect whatsoever.

         5. In the event of:

         (a) the death of the Optionee on or prior to the Expiry Date the legal representatives of the Optionee will notwithstanding the provisions of paragraph 3 hereof, have six months from the date of such a death in which to acquire those Optioned Shares which the Optionee was entitled to purchase under the terms hereof at the time of death;

         (b) the resignation of the Optionee from the Company prior to the Expiry Date, the Optionee will, notwithstanding the provisions of paragraph 3 hereof, have 30 days from the date of such resignation to acquire those Optioned Shares which the Optionee was entitled to purchase at the time of resignation;

         (c) the discharge of the Optionee from the Company, the Option shall at the date of such discharge have 30 days from the date of termination to exercise said Option and then shall be terminated and have no further force of effect whatsoever.

         6. Subject to the provisions of Paragraph 4, the Option shall be exercisable by the Optionee or his legal personal representatives tendering a notice in writing at the offices of the Company in Richmond, British Columbia, specifying the number of shares being purchased, together with a cheque in favour of the company in an amount equal to the full purchase price of the number of shares so specified upon any such exercise of Option as aforesaid, the Company shall forthwith cause the Transfer Agent and Registrar of the Company to deliver to the Optionee or his legal personal representatives (or as the Optionee may otherwise direct in the notice of exercise if Option) a certificate or certificates in the name of the Optionee or his legal personal representative (or as the Optionee may other wise direct in the notice of exercise of Option) representing in the aggregate such number of shares as the Employee or legal personal representative shall have then paid for.

         7. Nothing herein contained or done pursuant hereto shall obligate the Optionee to purchase and/or pay for any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised his Option in the manner provided.

         8. The number of common shares deliverable upon the exercise of the Option shall be subject to adjustment in the events and in the manner following:

         (a) in the event of any subdivision or subdivisions of the shares of the Company as such shares are constituted on the hereof, at any time while the Option is in effect into a greater number of shares hereunder, in addition to the number of shares in receipt of which the right to purchase in then being exercised, such additional number of shares as a result from said subdivision or subdivisions without the

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                  Optionee making any additional payment or giving any other consideration therefor.

         (b) in the event of any consolidation or consolidations of the shares of the Company as such shares are constituted on the date hereof, at any time while the Option is in effect, into a lesser number of shares, the Company will thereafter deliver and the Optionee shall accept, at the time of purchase of shares hereunder, in lieu of the number of shares in respect of which the right to purchase is then being exercised, the lesser number of shares as a result from such consolidation or consolidations.

         (c) in the event of any change of the shares of the Company as such shares are constituted on the date thereof, at any time while the Option is in effect, the company will thereafter deliver at the time of purchase of shares hereunder the number of shares of the appropriate class resulting from the said change as the Employee would have been entitled in receive in respect on the number of shares so purchased had the right to purchase been exercised before such change.

         (d) in the event of any capital reorganization, reclassification or change of outstanding equity shares (other than a change in the par value thereof) of the Company or in the event of and consolidation, merger, or amalgamation the Company with or into any other company or in the event of any sale of the property of the Company as or substantially as an entirety at any time while the Option is in effect, the Optionee shall thereafter have the right to purchase and receive, in lieu of the shares immediately theretofore purchasable and receivable upon the exercise of the Option, the kind and amount of shares and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale which the holder of the number of shares equal to the number of shares immediately theretofore purchasable and receivable upon the exercise of the Option would have received as a result of such. The subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purpose of this paragraph (d);

         (e)      the adjustments provided for in this paragraph are cumulative;

         (f) the Company shall not be required to issue fractional shares in satisfaction of its obligations hereunder. Any fractional interest in a share that would, except for the provisions of this paragraph (f), be deliverable upon the exercise of the Option shall be cancelled and not deliverable by the Company;

         (g) if any questions shall at any time arise with respect to the exercise price of number of shares deliverable upon exercise of the Option, such questions shall be conclusively determined by the Company's Auditors, or if they decline to so act

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                  any other firm of Chartered Accountants, in Vancouver, that the Company may designate and who shall have access to all appropriate records and such determination shall be binding upon the Company and the Optionee.

         9. The Optionee shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including and rights to receive dividends or other distributors thereon) other than in respect of Optioned Shares in respect of which the Optionee shall have exercised his Option and which the Optionee shall have actually taken up and paid for.

         10. The provisions of this Agreement and the exercise of the rights hereinbefore granted to the Optionee are subject to the approval of relevant regulatory authorities.

         11. The Company hereby covenants and agrees to and with the Optionee that it will reserve in its treasury sufficient shares to permit the issuance and allotment of the Optioned Shares to the Optionee in the event the Option or any part thereof is exercised.

         12. This Option granted was subject to shareholder approval which has been obtained prior to the exercise of the Option.

         13. Time shall be the essence of this Agreement.

         14. This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Optionee, and his legal personal representatives to the extent provided in Paragraph 4 hereof. This Agreement shall not be assignable by the Optionee or his legal personal representatives.

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         IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the day and year first above written.

THE CORPORATE SEAL OF                    )
IAS Communications, Inc.                 )
was hereunto affixed in the presence of: )
                                         )
                                         )
/s/ John Robertson                       )
- ----------------------------------       )
Authorized Signatory                     )                 c/s
                                         )
                                         )
/s/ Jennifer Lorette                     )
- ----------------------------------       )
Authorized Signatory                     )
                                         )
SIGNED, SEALED AND DELIVERED             )        /s/ Greg Ruff
                                         )        --------------------------
by             in the presence of:       )        GREG RUFF
                                         )
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